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                                                                    EXHIBIT 11.3

                            PAGEMART WIRELESS, INC.


                                                                YTD ENDED JUNE 13, 1996
                                                          --------------------------------------
                                                            NUMBER       PERCENT      EQUIVALENT
                                                          OF SHARES    OUTSTANDING      SHARES
                                                          ---------    -----------    ----------
COMMON STOCK
   From Founders' Stock                                   2,300,000      100.00%       2,300,000
   Stock Options Exercised                                  537,414       99.47%         534,581
   Preferred Stock Converted to Common Stock             15,310,943      100.00%      15,310,943
   1994 Common Stock Offerings                           11,242,857      100.00%      11,242,857
   1995 Common Stock Offerings                            4,323,874      100.00%       4,323,874
   Impact of warrants, options and shares issued during
       the year preceding the initial public offering       978,988      100.00%         978,988
                                                         ----------                   ----------
                                                         34,694,076                   34,691,243


Weighted Average Shares Outstanding at 6/13/96                                        34,691,243

6/13/96 Shares Weighted at 165 days                                                   31,450,852


                                                                 YTD ENDED JUNE 30, 1996
                                                          --------------------------------------
                                                            NUMBER       PERCENT      EQUIVALENT
                                                          OF SHARES    OUTSTANDING      SHARES
                                                          ---------    -----------    ----------
COMMON STOCK
   From Founders' Stock                                   2,300,000      100.00%       2,300,000
   Stock Options Exercised                                  552,919      100.00%         552,919
   Preferred Stock Converted to Common Stock             15,310,943      100.00%      15,310,943
   1994 Common Stock Offerings                           11,242,857      100.00%      11,242,857
   1995 Common Stock Offerings                            4,323,874      100.00%       4,323,874
   1996 Common Stock Offering                             6,000,000      100.00%       6,000,000
                                                         ----------                 ------------
                                                         39,730,593                   39,730,593

Weighted Average Shares Outstanding at 6/30/96                                        39,730,593

6/30/96 Shares Weighted at 17 days                                                     3,711,099

WEIGHTED AVERAGE OF SHARES OUTSTANDING at 6/13/96 and 6/30/96                         35,161,952

NET LOSS FOR NET LOSS PER SHARE                                                     ($23,747,000)

NET LOSS PER SHARE                                                                        ($0.68)
                                                                                    ============
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